Exhibit 99.1

News Release
COMPELLENT REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS
EDEN PRAIRIE, Minn., April 28, 2010 – Compellent Technologies, Inc. (NYSE: CML) today announced its financial results for the first quarter ended March 31, 2010. Revenue totaled $31.8 million, within the range of the company’s revised guidance issued on April 7, 2010.
Highlights for Q1 2010 include:
•	Revenue increased 13 percent from the first quarter of 2009 and decreased 12 percent from the fourth quarter of 2009.

•	Gross margin was 54.8 percent, a 200 basis point increase from 52.8 percent in the first quarter of 2009 and a 190 basis point improvement from 52.9 percent in the fourth quarter of 2009.

•	GAAP net loss was $780,000, or $0.02 net loss per share. Non-GAAP net income, which excludes stock-based compensation expense, was $544,000, or $0.02 net income per share.

•	Cash and investments totaled $131.3 million at March 31, 2010, compared with $123.8 million at December 31, 2009. The company generated $8.8 million in cash from operations.

•	Deferred revenue at March 31, 2010 was $41.5 million, an increase of $3.3 million from December 31, 2009 and $17.3 million from March 31, 2009.

•	Total installed end-user base grew to 1,942 customers, an increase of 130 new users from the previous quarter.
“First quarter results were consistent with the updated guidance we provided in early April,” said Phil Soran, President and CEO of Compellent. “Revenue declined on a sequential basis, but the remaining components of our income statement improved. We had a substantial increase in gross margin and reduced growth in operating expenses compared to recent quarters. Our first quarter new customer growth demonstrates our strength.”
“Looking ahead, we remain confident in the growth prospects for Compellent,” Mr. Soran continued. “We continue to see strong demand from midsized and larger enterprises who appreciate the benefits of our unique storage solution. The introduction of our zNAS unified storage offering announced yesterday is one example of new products that we anticipate will expand our addressable market. We believe the efficiency of our business model and the strong relationships we enjoy with our channel partners are critical to our success. We have the financial resources to pursue our growth strategy.”
Conference Call
The company has scheduled a conference call to discuss its first quarter results and current business developments today, April 28, at 4:30 p.m. ET. To access the call, dial 877-941-2930 domestically or 480-629-9726 internationally. The call will also be webcast live at http://www.compellent.com/investors. An audio replay will be available for seven days following the call at 800-406-7325 for U.S. callers or 303-590-3030 for those calling outside the U.S. The password required to access the replay is 4283839#. An archived webcast will also be available at http://www.compellent.com/investors until the company’s conference call to discuss its second quarter 2010 financial results.
Non-GAAP Measures
To supplement the company’s Statements of Operations presented in accordance with GAAP, the company uses non-GAAP measures for operating income (loss) and net income (loss). In order for investors to be better able to compare the company’s current results with those of previous periods, the company has shown a reconciliation of the GAAP to non-GAAP financial measures at the end of this press release. This reconciliation adjusts the related GAAP financial measures to exclude stock-based compensation expense. The company believes the presentation of these non-GAAP financial measures enhance the user’s overall understanding of the company’s historical financial performance. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
About Compellent
Compellent is a leading provider of enterprise-class network storage solutions that are highly scalable, feature-rich and designed to be easy to use and cost effective. Compellent Technologies’ principal offices are located in Eden Prairie, MN. For more information, please visit: http://www.compellent.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, statements concerning the demand for the company’s storage solution from midsized and larger enterprises, the growing base of end users, the anticipated expansion of the company’s addressable market, the company’s growth prospects, the advantages of the company’s business model and adequacy of the company’s financial resources are forward-looking statements within the meaning of the safe harbor. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including unfavorable economic and market conditions, lessening demand in the information technology market, slower than expected growth of the small-to-medium-to-large sized enterprise storage market or adoption of the company’s storage solution; the impact of technological developments and competition; the company’s reliance on third-parties to sell their storage solution; pricing and availability of suppliers’ products; general industry trends; the company’s capital and operating requirements to grow its business and changes in industry standards and interfaces, which may cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Compellent’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law. Compellent disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Contact Information:
Investor Contacts:
Jack Judd
Compellent Technologies
952-294-3316
jjudd@compellent.com
Doug Sherk/Jenifer Kirtland
EVC Group
415-896-6820
jkirtland@evcgroup.com
Media Contact:
Liem Nguyen
Compellent Technologies
952-294-2851
lnguyen@compellent.com

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2010	2009
Revenues
Product	$20,615	$21,289
Support and services	11,212	6,784

Total revenues	31,827	28,073

Cost of revenues
Product	10,581	10,827
Support and services	3,791	2,424

Total cost of revenues	14,372	13,251

Gross profit	17,455	14,822

Operating expenses
Sales and marketing	12,150	9,819
Research and development	4,295	2,810
General and administrative	2,083	1,400

Total operating expenses	18,528	14,029

Operating income (loss)	(1,073)	793
Other income, net	405	496

Income (loss) before income taxes	(668)	1,289
Income tax expense	112	275

Net income (loss)	$(780)	$1,014

Net income (loss) per weighted average share, basic	$(0.02)	$0.03
Net income (loss) per weighted average share, diluted	$(0.02)	$0.03

Weighted average shares, basic	31,683	30,647
Weighted average shares, diluted	31,683	32,662

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$47,973	$29,155
Short-term investments	24,751	35,218
Accounts receivable, net	30,194	36,702
Inventories, net	6,407	4,750
Other current assets	4,005	3,497

Total current assets	113,330	109,322

Long-term investments	58,590	59,472
Property and equipment, net	6,241	5,153

Total assets	$178,161	$173,947

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,410	$8,968
Accrued compensation	6,049	5,489
Accrued liabilities	1,065	1,261
Deferred revenues, current	27,791	25,668

Total current liabilities	43,315	41,386

Deferred revenues, non-current	13,746	12,529

Stockholders’ equity	121,100	120,032

Total liabilities and stockholders’ equity	$178,161	$173,947

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	For the Three Months
	Ended March 31,
	2010	2009
Operating activities
Net income (loss)	$(780)	$1,014
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	712	494
Stock-based compensation expense	1,324	788
Changes in operating assets and liabilities	7,501	2,079

Net cash provided by operating activities	8,757	4,375

Investing activities
Purchases of property and equipment	(1,800)	(1,033)
Purchases of investments	(16,259)	(30,325)
Proceeds from sales and maturities of investments	27,779	20,445

Net cash provided by (used in) investing activities	9,720	(10,913)

Net cash provided by financing activities	341	62

Net increase (decrease) in cash and cash equivalents	18,818	(6,476)

Cash and cash equivalents, beginning of period	29,155	51,989

Cash and cash equivalents, end of period	$47,973	$45,513

COMPELLENT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURE
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
Operating income (loss):
GAAP operating income (loss)	$(1,073)	$793

Stock-based compensation expense:
Cost of product	15	14
Cost of support and services	40	63
Sales and marketing	615	349
Research and development	270	146
General and administrative	384	216

Total stock-based compensation expense	1,324	788

Non-GAAP operating income	$251	$1,581

Net income (loss):
GAAP net income (loss)	$(780)	$1,014
Add back: stock-based compensation expense	1,324	788

Non-GAAP net income	$544	$1,802

Non-GAAP net income per weighted average share, diluted, adjusted for stock-based compensation expense	$0.02	$0.06

Weighted average shares, diluted	33,009	32,662